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                                                                     EXHIBIT 8.1


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]

                                                                   May  12, 1999


                          Agreement and Plan of Merger,
                         Dated as of March 1, 1999 Among
                           Jones Apparel Group, Inc.,
                            Jill Acquisition Sub Inc.
                            and Nine West Group Inc.


Ladies and Gentlemen:

               We have acted as counsel for Jones Apparel Group, Inc., a Pennsylvania corporation ("Parent"), in connection with the proposed merger (the "Merger") of Nine West Group Inc., a Delaware corporation (the "Company"), with and into Jill Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), pursuant to an Agreement and Plan of Merger, dated as of March 1, 1999 among Parent, Sub and the Company (the "Merger Agreement"). In the Merger, each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") not owned directly by Parent, Sub or the Company will be converted into the right to receive a unit consisting of a fraction of a fully paid and nonassessable share of common stock, par value $.01 per share of Parent ("Parent Common Stock"), and an amount in cash.

               In that connection, you have requested our opinion regarding the material U.S. Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement/Prospectus of the Company and Parent, as filed with the Securities and Exchange Commission, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the



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manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete, (iii) the representations made to us by the Company and Parent in their respective letters to us each dated as of the date hereof, and delivered to us for purposes of this opinion are true, correct and complete (such letters, the "Representation Letters"), and (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

               Based upon the foregoing, we are of opinion that, for U.S. Federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) holders of Company Common Stock who exchange their Company Common Stock for a combination of Parent Common Stock and cash will recognize gain, but will not recognize any loss, in an amount equal to the lesser of the amount of gain realized by the holder and the amount of cash received by the holder.

               Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. Our opinions are based upon current statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

               We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference of our firm name in the section of the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger". In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and



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regulations of the Securities Exchange Commission promulgated thereunder.


                                            Very truly yours,

                                            /s/ Cravath, Swaine & Moore

Jones Apparel Group, Inc.
     1411 Broadway
          New York, NY 10018




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